Exhibit 16.1

April 10, 2013

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: NewBridge Bancorp

File No. 000-11448

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of NewBridge Bancorp dated April 10, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP